                                                                   Exhibit 10(a)

================================================================================

                           NEWMONT MINING CORPORATION
                       ANNUAL INCENTIVE COMPENSATION PLAN

                       (Effective as of January 1, 1999)

================================================================================

                          NEWMONT MINING CORPORATION
                      ANNUAL INCENTIVE COMPENSATION PLAN

                       (Effective as of January 1, 1999)


     The Board of Directors of Newmont Mining Corporation, a Delaware corporation (the "Company"), hereby adopts the Newmont Mining Corporation Annual Incentive Compensation Plan (the "Plan"), effective as of January 1, 1999 (the "Effective Date").


                                    PURPOSE
                                    -------

     The purpose of the Plan is to provide to employees of the Company and its Affiliated Entities (defined herein) that participate in the Plan a more direct interest in the success of the operations of the Company by rewarding their successful efforts to maximize production, minimize production costs, expand reserves, and develop new capital projects in an optimal manner. Employees of the Company and participating Affiliated Entities will be rewarded in accordance with the terms and conditions described below.


                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1  "Actual Defined Cost Per Ounce" means, with respect to a particular
           -----------------------------
Unit, the cost of producing an ounce of gold during the Plan Year, as calculated by the Company and approved by the Compensation Committee.

     1.2  "Actual Earnings Per Share" means the earnings per share, before
           -------------------------
extraordinary items (determined in accordance with the provisions of Accounting Principles Board Opinion Number 30), of the Company ("Earnings Per Share") for the relevant Plan Year, as determined by the Company and approved by the Compensation Committee. The Actual Earnings Per Share taken into account under the Plan for any Plan Year shall be capped at $2.00 per share.

     1.3  "Actual Production" means, with respect to a particular Unit, the
           -----------------
number of ounces of gold produced during the Plan Year, as calculated by the Company and approved by the Compensation Committee.

     1.4  "Affiliated Entity(ies)" means any corporation or other entity, now or
           ----------------------
hereafter formed, that is or shall become affiliated with the Company, either directly or indirectly, through stock ownership, control or otherwise, as determined by the Company, including but not limited to Newmont Gold Company, a Delaware corporation ("NGC").

     1.5  "Area of Primary Responsibility" means the Unit to which an Employee
           ------------------------------
has been assigned by the Company for purposes of calculating the Employee's Unit Performance Bonus.

     1.6  "Board" means the Board of Directors of the Company.
           -----

     1.7  "Bonus Eligible Earnings" means the total base salary earnings of the
           -----------------------
Employee during the calendar year.   If an Employee is absent from work because
of a work-related injury, the Employee's "Bonus Eligible Earnings" will be determined by his actual gross W-2 base earnings during the Plan Year. In the case of a Terminated Eligible Employee who is Disabled, "Bonus Eligible Earnings" will be determined by his actual gross W-2 base earnings, including short-term disability pay received during the Plan Year, but excluding pay from any other source. If an Employee dies during the Plan Year, the "Bonus Eligible Earnings" for such Terminated Eligible Employee will be determined by his actual gross W-2 base earnings. If an Employee is on active military duty during a Plan Year, the "Bonus Eligible Earnings" will be determined by his actual gross W-2 base earnings during the Plan Year, exclusive of any military pay. If an Employee does not receive a W-2, his "Bonus Eligible Earnings" shall be determined on the basis of his actual gross base earnings for the Plan Year, or portion thereof, as shown on the payroll records of the Company or the Participating Employer. In all cases, an Employee's "Bonus Eligible Earnings" shall be computed before reduction for pre-tax contributions to an employee benefit plan of the Company pursuant to Section 401(k) or Section 125 of the Code. In the event of a Change of Control the Bonus Eligible Earnings of each Eligible Employee shall be equal to such Employee's base salary, on an annualized basis, as of the date immediately preceding the Change of Control and, in the case of a Terminated Eligible Employee, such Employee's base salary for the Plan Year through the date of termination of employment.
Notwithstanding the foregoing, the "Bonus Eligible Earnings" of an Employee whose compensation is subject to the deduction limitation of Section 162(m) of the Code with respect to a Plan Year shall not exceed the annualized base salary of the Employee as in effect on the first day of such Plan Year.

     1.8  "Change of Control" means:
           -----------------

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or

          (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

          (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     1.9  "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

     1.10 "Company" means Newmont Mining Corporation, and where the context
           -------
requires, any Affiliated Entity that has become a Participating Employer.

     1.11 "Compensation Committee" means the Compensation Committee of the
           ----------------------
Board.

     1.12 "Consolidated Unit" means those Employees whose Area of Primary
           -----------------
Responsibility is the corporate office of the Company, and those Employees assigned to non-operational projects.

     1.13 "Disability" means a condition such that the Employee has terminated
           ----------
employment with the Company and/or all Participating Employers with a qualifying disability and has immediately begun receiving benefits from a long-term disability plan of the Company or a Participating Employer.

     1.14 "Employee" means a full-time, salaried employee of the Company and/or
           --------
a Participating Employer, excluding temporary or leased employees. For purposes of this Plan, an employee is any individual who provides services to the Company as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code. An Employee shall not include any individual (i) who provides services to the Company and/or a Participating Employer under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor by the Company and/or a Participating Employer, or (ii) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding.

     1.15 "Exploration Team" means those Employees whose Area of Primary
           ----------------
Responsibility is associated with the generation of reserves and who are designated by the Company as members of such a Team.

     1.16 "Key Objectives" means the key results expected by the end of the
           --------------
review period for an Employee, as established and administered through the Company's performance management system.

     1.17 "Minahasa Raya Unit" means those Employees whose Area of Primary
           ------------------
Responsibility is the Company's Minahasa Raya operations.

     1.18 "Minera Yanacocha Unit" means those Employees whose Area of Primary
           ---------------------
Responsibility is the Company's Minera Yanacocha operations.

     1.19 "North American Unit" means those Employees whose Area of Primary
           -------------------
Responsibility is the Company's North American operations.

     1.20 "Participating Employer" means the Company and any Affiliated Entity
           ----------------------
that the Company determines shall participate in the Plan.

     1.21 "Pay Grade" means those jobs sharing a common salary range, as
           ---------
designated by the Company. If the Pay Grade of an Employee changes during a Plan Year, the bonus payable to such Employee shall be calculated on a pro rata basis in accordance with the provisions of Section 6.3. Notwithstanding the foregoing, for purposes of this Plan the Pay Grade of an Employee whose compensation is subject to the deduction limitation of Section 162(m) of the Code with respect to a Plan Year shall be the Pay Grade applicable to such Employee as of the first day of such Plan Year, or such lesser Pay Grade as may be assigned to the Employee during such Plan Year.

     1.22 "Performance Distribution Guidelines" means the percent of all
           -----------------------------------
salaried Employees classified in each of the Company's designated performance categories as assigned by the Company.

     1.23 "Performance Rating Category" means one of the following categories
           ---------------------------
used to classify the performance of Employees and Teams in accordance with the Company's performance management system: "Exceptional," "Exceeds Expectations," "Meets Expectations," and "Needs Development."

     1.24 "Personal Performance Bonus" means the bonus payable to an Employee
           --------------------------
based on the individual performance of such Employee, as set forth in Section
4.2.

     1.25 "Personal Performance Percentage" means the percentage determined by
           -------------------------------
the Company that shall apply to each Employee in accordance with Table II in
Section 4.1.

     1.26 "Plan Year" means the calendar year.
           ---------

     1.27 "Position(s)" means the defined job(s) held by an Employee during the
           -----------
Plan Year.

     1.28 "Retirement" means termination of employment with the Company and/or
           ----------
all Participating Employers by an Employee who immediately begins to receive benefits from a defined benefit plan of the Company or a Participating Employer.

     1.29 "Severance" means the termination of employment with the Company
           ---------
and/or all Participating Employers because of an event entitling the Employee to benefits under the terms of the Severance Pay Plan of NGC or the Company if the Employee immediately begins receiving benefits under the terms of the Severance Pay Plan.

     1.30 "Targeted Defined Cost Per Ounce" means the targeted cash cost of
           -------------------------------
production of gold per ounce for the Plan Year, as established by the Compensation Committee.

     1.31 "Targeted Earnings Per Share" means the targeted Earnings Per Share
           ---------------------------
for a Plan Year (but not in excess of $2.00) as established by the Compensation Committee.

     1.32 "Targeted Production" means the targeted amount of gold to be produced
           -------------------
for the Plan Year, as established by the Compensation Committee.

     1.33 "Team" means the designated group of Employees to which an Employee is
           ----
assigned for purposes of Article V. Each Employee shall be assigned to a Team within 30 days of the date the Employee becomes eligible for participation in the Plan.

     1.34 "Team Performance Bonus" means the bonus payable to an Employee
           ----------------------
designated as a member of an Exploration Team, or any other Team designated by the Compensation Committee, based on the performance of the Team of which the Employee is a member, as set forth in Section 5.2.

     1.35 "Team Performance Percentage" means the percentage to be applied to
           ---------------------------
determine the Team Performance Bonus in accordance with the provisions of
Article V, which percentage shall be determined by the appropriate officer of the Company pursuant to Section 5.1.

     1.36 "Terminated Eligible Employee" means an Employee who terminates
           ----------------------------
employment with the Company and/or a Participating Employer during the Plan Year
on account of death, Retirement, Disability, or Severance.   The Vice President
of Human Resources of the Company or NGC may, in his sole discretion, also designate in writing other Employees who terminate employment during the Plan Year under other circumstances as "Terminated Eligible Employees".

     1.37 "Unit" means the unit of Employees to which an Employee is assigned
           ----
for purposes of Article III. Each Employee shall be assigned to a Unit within 30 days of the date the Employee becomes eligible for participation in the Plan.

     1.38 "Unit Performance Bonus" means, with respect to each Unit, the bonus
           ----------------------
payable to an Employee based on the performance of such Employee's Unit, as set forth in Section 3.1.

     1.39 "Unit Performance Percentage" means the percentage used to calculate
           ---------------------------
an Employee's Unit Performance Bonus, as set forth in Section 3.1, which shall provide the basis for 70% of an Employee's Unit Performance Bonus.

     1.40 "Uzbekistan Unit" means those Employees whose Area of Primary
           ---------------
Responsibility is the Company's Zarafshan-Newmont operations in Uzbekistan.

                                  ARTICLE II
                                  ----------

                                  ELIGIBILITY
                                  -----------

     All Employees of the Company and/or a Participating Employer are potentially eligible to receive a bonus payment under the Plan, provided (i) they are on the payroll of the Company and/or a Participating Employer as of the last day of the Plan Year, or (ii) they are a Terminated Eligible Employee with respect to such Plan Year. Employees who are on short-term disability under the Company's short-term disability policy or not working because of a work-related injury as of the last day of the Plan Year shall be eligible to receive a bonus under clause (i). Notwithstanding the foregoing provisions of this Article II, the Compensation Committee may, prior to the end of any Plan Year, exclude from eligibility for participation under this Plan with respect to such Plan Year any Employee or Employees, as the Compensation Committee may determine in its sole discretion.

                                   ARTICLE III
                                  ------------

                             UNIT PERFORMANCE BONUS
                             ----------------------

     3.1  Determination of Unit Performance Bonus.  For each Plan Year, the Unit
          ---------------------------------------
Performance Percentage for each Unit will be determined on the last day of the Plan Year pursuant to the following formula:

                 1 + (Actual Production - Targeted Production)
                     -----------------------------------------
                               (Targeted Production)

     x    1 + (Targeted Defined Cost Per Ounce - Actual Defined Cost Per Ounce)
              -----------------------------------------------------------------
                            (Targeted Defined Cost Per Ounce)

     =                     Unit Performance Percentage

If the Unit Performance Percentage of a Unit is greater than 100%, the Unit Performance Percentage is converted to a Percent of Target as set forth in the following Schedule. If the Unit Performance

Percentage of a Unit is greater than 100%, a Unit Performance Bonus will be payable, with such Unit Performance Bonus equal to the sum of (y) the product of
(A) the Employee's Bonus Eligible Earnings, times (B) the applicable Target Unit Performance Level for the Employee's Pay Grade set forth in the applicable Table in Section 3.2 below, times (C) the applicable percentage derived from the following Schedule, times (D) 70% and (z) the product of (E) the Employee's Bonus Eligible Earnings, times (F) the applicable Target Unit Performance Level for the Employee's Pay Grade set forth in the applicable Table in Section 3.2 below, times (G) the Earnings Per Share Factor (as calculated below), times (H) 30%.

         Earnings Per Share Factor =   1 + (Actual EPS - Targeted EPS)
                                            -------------------------
                                                  (Targeted EPS)

If the Earnings Per Share Factor is greater than 100%, it is converted in a similar manner as the Unit Performance Percentage in accordance with the Schedule below.

If the Unit Performance Percentage of a Unit is equal to or less than 100%, a Unit Performance Bonus will be payable, with such Unit Performance Bonus equal to the sum of (y) the product of (A) the Employee's Bonus Eligible Earnings, times (B) the applicable Target Unit Performance Level for the Employee's Pay Grade set forth in the applicable table in Section 3.2 below, times (C) the Unit Performance Percentage, times (D) 70% and (z) the product of (E) the Employee's Bonus Eligible Earnings, times (F) the applicable Target Unit Performance Level for the Employee's Pay Grade set forth in the applicable Table in Section 3.2 below, times (G) the Earnings Per Share Factor, times (H) 30%.

         Earnings Per Share Factor =  1 + (Actual EPS - Targeted EPS)
                                           -------------------------
                                                 (Targeted EPS)

If the Earnings Per Share Factor is greater than 100%, it is converted in a similar manner as the Unit Performance Percentage in accordance with the Schedule below.

                                   SCHEDULE
                                   --------

                  -------------------------------------------
                  Unit Performance     Unit Performance Bonus
                  -------------------------------------------
                     Percentage        as a Percent of Target
                  -------------------------------------------
                      100 (Target)                100%
                  -------------------------------------------
                      105                         125%
                  -------------------------------------------
                      110                         150%
                  -------------------------------------------
                      115                         175%
                  -------------------------------------------
                   120 or more                    200%
                  -------------------------------------------

If the Unit Performance Percentage of a Unit falls between the various Unit Performance Percentages set forth in the foregoing Schedule, then the Unit Performance Bonus as a Percent of Target percentages set forth in the foregoing Schedule shall be interpolated so that such percentage bears the same relationship to the Unit Performance Bonus as a Percent of Target percentages for the two closest Unit Performance Percentages. The Compensation Committee may, in its sole discretion, adjust the Unit Performance Percentage of any Unit or otherwise increase the Unit Performance Bonus otherwise payable in order to reflect changed circumstances or such other matters as the

Compensation Committee deems appropriate, provided that no such change shall result in any increase in the amount of the Unit Performance Bonus payable to an Employee whose compensation is subject to the limitation on the deductibility of compensation pursuant to Section 162(m) of the Code. The maximum Unit Performance Bonus that may be paid with respect to any Plan Year to an Employee whose compensation is subject to the deduction limitation of Section 162(m) of the Code shall be $3 million. Prior to the payment of any Unit Performance Bonus to an Employee whose compensation is subject to the limitation imposed by
Section 162(m) of the Code, the Compensation Committee shall certify in writing that the applicable Unit Performance Percentage has been attained and shall take any other action required in order to qualify for the exemption from the deduction limitation provided by Section 162(m) of the Code.

     3.2  Determination of Target Unit Performance Level.  An Employee's Target
          ----------------------------------------------
Unit Performance Level is determined by the Employee's Pay Grade pursuant to the following Table I (Table IA for Employees designated as members of an Exploration Team or other Team):

                                    TABLE I
                                    -------
                                   Non-Team
                        ------------------------------
                          Pay           Target Unit
                         Grade       Performance Level
                        ------------------------------
                          203               67%
                          202               40%
                        200-201             33%
                        113-114             27%
                        111-112             20%
                          110               17%
                          109               13%
                        107-108             15%
                        105-106             10%
                        103-104              5%
                        11-102               5%
                        ------------------------------


                                   TABLE IA
                                   --------
                                      Team
                        ------------------------------
                           Pay           Target Unit
                          Grade      Performance Level
                        ------------------------------
                        113-203           N/A
                        111-112          7.500%
                          110            6.250%
                          109            5.000%
                        107-108          6.000%
                        105-106          4.125%
                        103-104          2.500%
                        11-102           2.500%
                        ------------------------------

     3.3  Terminated Eligible Employees.  Terminated Eligible Employees shall be
          -----------------------------
eligible to receive a Unit Performance Bonus based upon the actual year end Earnings Per Share Factor and the Unit Performance Percentage for the applicable Unit calculated through the end of the calendar quarter during which the Employee's termination of employment with the Company and/or all Participating Employers occurred.


                                  ARTICLE IV
                                  ----------

                          PERSONAL PERFORMANCE BONUS
                          --------------------------

     4.1  Personal Performance Level.  At the end of the Plan Year, each
          --------------------------
Employee's supervisor will evaluate the Employee and rate the Employee's Personal Performance Level. The Personal Performance Bonus for the Chief Executive Officer of the Company or NGC shall be determined by the Compensation Committee. In accordance with the Company's performance management system, the supervisor will rate the degree to which the Employee met the Key Objectives that were established for the Employee during the Plan Year. Each Employee will be rated by the Employee's supervisor in one of the Company's Performance Rating Categories. In conjunction with these ratings, the Company will assign a Personal Performance Percentage for the Employee from within the applicable ranges set forth in the following Table II. The distribution of Personal Performance Ratings and Personal Performance Percentages will be reviewed annually by an executive review committee for internal equity and consistency.

                                   TABLE II
                                   --------

    ----------------------------------------------------------------------
                                        Personal Performance Percentages
        Performance Rating Category         (Percentage of Target
                                          Performance Bonus Payable)
    ----------------------------------------------------------------------
       Exceptional                               151%-200%
    ----------------------------------------------------------------------
       Exceeds Expectations                      101%-150%
    ----------------------------------------------------------------------
       Meets Expectations                         26%-100%
    ----------------------------------------------------------------------
       Needs Development                           0%-25%
    ----------------------------------------------------------------------

     4.2  Determination of Personal Performance Bonus. Subject to Section 4.3,
          -------------------------------------------
an Employee's Personal Performance Bonus is calculated by multiplying (x) the Employee's Bonus Eligible Earnings by (y) the Personal Performance Percentage determined pursuant to Section 4.1 and (z) multiplying that product by the applicable Target Personal Performance Level, as set forth in the following Table III (Table IIIA for Employees designated as members of an Exploration Team or other Team):

                                   TABLE III
                                   ---------
                                   Non-Team
                     ----------------------------------
                           Pay        Target Personal
                          Grade      Performance Level
                     ----------------------------------
                            203              33.00%
                            202              20.00%
                          200-201            17.00%
                          113-114            13.00%
                          111-112            10.00%
                            110               8.00%
                            109               7.00%
                          107-108             9.00%
                          105-106             6.50%
                          103-104             4.00%
                          11-102               N/A
                      ----------------------------------


                                  TABLE IIIA
                                  ----------
                                     Team
                     ----------------------------------
                           Pay        Target Personal
                          Grade      Performance Level
                     ----------------------------------
                          113-203              N/A
                          111-112             7.500%
                            110               6.250%
                            109               5.000%
                          107-108             6.000%
                          105-106             4.125%
                          103-104             2.000%
                          11-102               N/A
                     ----------------------------------

     4.3  Proration of Certain Bonuses. Notwithstanding any other provision in
          -----------------------------
this ARTICLE IV, except as approved by the Compensation Committee prior to the payment of Personal Performance Bonuses, or subsequently thereto by ratification, the amount of the Personal Performance Bonuses payable to all Employees of the Company and all Participating Employers in Pay Grades 103- 202 may not exceed the amount that would be payable to all such Employees if each of their Personal Performance Percentages were determined to be 100%.

     4.4  Terminated Eligible Employees.  Terminated Eligible Employees shall be
          -----------------------------
eligible to receive a Personal Performance Bonus based upon an assumed Personal Performance Percentage of 100%.

     4.5  Ineligible Employees.  Employees with a Pay Grade 102 and below and
          --------------------
Employees whose Personal Performance Percentage (determined pursuant to Section 4.1) is less than 25% shall not be eligible to receive a Personal Performance Bonus.

                                   ARTICLE V
                                  ----------

                            TEAM PERFORMANCE BONUS
                            ----------------------

     5.1  Team Performance Level.  This ARTICLE V shall be applicable only to
          ----------------------
Employees designated as members of an Exploration Team, or other Team. At the end of the Plan Year, the Vice Presidents responsible for each Team will make an assessment of the performance of their respective Teams. The overall Team Performance Ratings for each Company officer responsible for one or more Teams will be determined by the appropriate Senior Vice President or the Chief Executive Officer of the Company or NGC. In accordance with the Company's performance management system, such officer will rate the degree to which the Team met the Key Objectives that were established for the Team during the Plan Year. Each Team will be rated in one of the Company's Performance Rating Categories. In conjunction with these ratings, each such officer will assign a Team Performance Percentage for their respective Teams in accordance with Table II in Section 4.1. If the Team Performance Level of a Team is less than 25%, the Employees assigned to the Team will not receive a Team Performance Bonus. The percentages shown in the "Target Performance Level" category specified in the Table set forth below in Section 5.2 shall be multiplied by the Team's Team Performance Percentage to determine the applicable percentage for calculating the Team Performance Bonus of the Employees from each Team.

     5.2  Determination of Team Performance Bonus.  Subject to Section 5.4, an
          ---------------------------------------
Employee's Team Performance Bonus is calculated by multiplying (x) the Employee's Bonus Eligible Earnings by (y) the Team Performance Percentage determined pursuant to Section 5.1 and (z) multiplying that product by the applicable Target Team Performance Level, as set forth in the following Table
IV:

                                    TABLE IV
                                    --------

                       --------------------------------
                           Pay          Target Team
                          Grade      Performance Level
                       --------------------------------
                         113-203            N/A
                         111-112          15.000%
                           110            12.500%
                           109            10.000%
                         107-108          12.000%
                         105-106           8.250%
                         103-104           4.500%
                         11-102            2.500%
                       --------------------------------

     5.3  Terminated Eligible Employees.  Terminated Eligible Employees shall be
          -----------------------------
eligible to receive a Team Performance Bonus based upon the actual Team Performance Percentage for the applicable Team calculated through the end of the month during which the Employee's termination of employment with the Company and/or all Participating Employers occurred.

     5.4  Proration of Certain Team Performance Bonuses.  Notwithstanding any
          ---------------------------------------------
other provision in this Article V, except as approved by the Compensation Committee prior to the payment of Team Performance Bonuses, or subsequently thereto by ratification, the amount of Team

Performance Bonuses payable to all Employees of the Company and all Participating Employers in Pay Grades 112 and below shall not exceed the amount that would be payable to all such Employees if the Team Performance Percentages applicable to all such Employees were determined to be 100%.


                                  ARTICLE VI
                                  ----------

                               PAYMENT OF BONUS
                               ----------------

     6.1  Stockholder Approval Requirement.  Notwithstanding any other provision
          --------------------------------
herein, no portion of the Unit Performance Bonus shall be paid to an Employee whose compensation is subject to the deduction limitation of Section 162(m) of the Code to the extent that such payment would be non-deductible under such provision unless and until the stockholders of the Company have approved this Plan and the material terms of the performance goals established under this Plan with respect to Unit Performance Bonuses in conformity with the requirements of
Section 162(m) of the Code and the regulations thereunder.

     6.2  Deferral of Certain Payments.   Notwithstanding the foregoing
          ----------------------------
provisions of this Article VI, if an Employee would receive compensation with respect to any Plan Year, including a Unit Performance Bonus under this Plan, that would exceed the compensation deduction limitation of Section 162(m) of the Code and therefore be non-deductible for federal income tax purposes, the amount of the Employee's Unit Performance Bonus for such Plan Year may be reduced by the Compensation Committee to the extent necessary to avoid such limitation and any such reduction shall be paid to the Employee in a subsequent year in accordance with the provisions of this Section. In the event of any such deferral, the amount deferred, together with interest credited as set forth below, shall be paid to the Employee in the first calendar year during which the deduction of such amounts shall not be subject to the limitation of Section 162(m) of the Code. The amount of the Unit Performance Bonus deferred shall be credited to a special deferred compensation account in the name of the Employee and such account shall be credited with interest at a rate equal to the rate of interest announced publicly by The Chase Manhattan Bank (National Association) from time to time as its "prime rate", with the interest rate hereunder adjusted at such time as such "prime rate" is adjusted, from the period beginning upon the date on which such amount otherwise would have been paid under the provisions of this Plan through the last day of the month immediately preceding the date of payment. Notwithstanding the foregoing, in the event of a Change of Control, all amounts deferred in accordance with the provisions of this Section, together with interest credited with respect to such deferred amounts, shall be paid to the appropriate Employees as soon as practicable following the date of the Change of Control. Determinations with respect to the deferral of Unit Performance Bonuses hereunder shall be made by the Compensation Committee in its sole discretion.

     6.3  Pay Grade.  The bonus payable to an eligible Employee who was in more
          ---------
than one Pay Grade during the Plan Year shall be calculated on a pro-rata basis in accordance with the amount of time spent by such Employee in each Pay Grade during the Plan Year. Notwithstanding the foregoing, for purposes of determining the Unit Performance Bonus payable to an Employee whose compensation is subject to the deduction limitation of Section 162(m) of the Code with respect to a Plan Year, the Pay Grade of such Employee shall not be increased during such Plan Year if any portion of such Employee's compensation would be non-deductible under such provision.

     6.4  Multiple Teams.  The bonus payable to an eligible Employee who was in
          --------------
more than one Team during the Plan Year shall be calculated on a pro-rata basis in accordance with the amount of time spent by such Employee in each Team during the Plan Year.

     6.5  Multiple Units.  The bonus payable to an eligible Employee who was in
          --------------
more than one Unit during the Plan Year shall be calculated on a pro-rata basis in accordance with the amount of time spent by such Employee in each Unit during the Plan Year. Notwithstanding the foregoing, the Unit Performance Bonus payable to an Employee whose compensation is subject to the deduction limitation of Section 162(m) of the Code with respect to a Plan Year and who is in more than one Unit during the Plan Year shall not be greater than the Unit Performance Bonus that would have been payable to such Employee if the Employee had remained in the Unit to which the Employee was assigned on the first day of the Plan Year if any portion of the compensation payable to such Employee would be non-deductible under such provision.

     6.6  Time and Method of Payment.  The aggregate of any and all bonuses
          --------------------------
payable under the Plan shall be payable to each eligible Employee and Terminated Eligible Employee in cash as soon as practicable following the close of the Plan Year.

     6.7  Withholding Taxes.  All bonuses payable hereunder shall be subject to
          -----------------
the withholding of such amounts as the Company may determine is required to be withheld pursuant to any applicable federal, state or local law or regulation.


                                  ARTICLE VII
                                  -----------

                               CHANGE OF CONTROL
                               -----------------

     7.1  In General.   In the event of a Change of Control, each eligible
          ----------
Employee (including Terminated Eligible Employees who terminate employment during the Plan Year in which the Change of Control occurs) shall become entitled to the payment of a Unit Performance Bonus, a Personal Performance Bonus and a Team Performance Bonus in accordance with the provisions of this Article.

     7.2  Calculation of Bonuses.  Upon a Change of Control, each eligible
          ----------------------
Employee, together with each Terminated Eligible Employee, shall become entitled to the payment of (i) a Unit Performance Bonus calculated on the basis of a Unit Performance Percentage equal to the greater of the actual Unit Performance Percentage attained for the Plan Year or the applicable Target Unit Performance Percentage for such Plan Year and an Earnings Per Share Factor of one, (ii) a Personal Performance Bonus calculated on the basis of a Personal Performance Percentage equal to the greater of the actual Personal Performance Percentage for the Plan Year or the applicable Target Personal Performance Percentage for such Plan Year, and (iii) each such Employee and Terminated Eligible Employee who is a member of an Exploration Team, or other Team, shall be entitled to the payment of a Team Performance Bonus based upon the greater of the actual Team Performance Percentage for such Plan Year or the applicable Target Team Performance Percentage for such Plan Year. If a Change of Control occurs prior to the time that the Compensation Committee has established the Target Unit Performance Percentage, Target Personal Performance Percentage, or Target Team

Performance Percentage for the Plan Year, such percentages shall be based upon the corresponding percentages for the immediately preceding Plan Year.

     7.3  Payment of Bonuses.  The bonuses payable in accordance with the
          ------------------
provisions of this Article VII shall be calculated and paid as soon as practicable following the date of the Change of Control, but in no event later than the sixtieth day after the date of the Change of Control. Such payments shall be subject to the withholding of such amounts as the Company may determine is required to be withheld pursuant to any applicable federal, state or local law or regulation. Upon the completion of such payments, Eligible Employees and Terminated Eligible Employees shall have no further right to the payment of any bonus hereunder (other than any bonus payable hereunder with respect to a previous Plan Year that has not yet been paid) and this Plan shall terminate.


                                 ARTICLE VIII
                                 -------------

                              GENERAL PROVISIONS
                              ------------------

     8.1  Administration.  The Plan will be administered by the Compensation
          --------------
Committee or its delegees. The Compensation Committee shall interpret the provisions of the Plan in its full and absolute discretion. The determinations of the Compensation Committee with respect to the Plan shall be conclusive. All expenses of the Company in administering the Plan shall be borne by the Company.

     8.2  Plan Unfunded.  The Plan shall be unfunded and no trust or other
          -------------
funding mechanism shall be established for the Plan. All benefits to be paid pursuant to the Plan shall be paid by the Company from its general assets and an Employee (or his heir or devisee) shall not have any greater rights than a general, unsecured creditor against the Company for any benefit hereunder.

     8.3  Participation in Plan by Affiliates.  Any Affiliated Entity shall
          -----------------------------------
become a party to this Plan and become a Participating Employer upon designation by the Company as a Participating Employer.

     8.4  Amount Payable Upon Death of Employee.  If an Employee who is entitled
          -------------------------------------
to payment hereunder dies before receiving full payment of the amount due, such amount shall be paid as soon as practicable after the close of the Plan Year, in a cash lump sum, to the beneficiary or beneficiaries designated by the Employee to receive life insurance proceeds under the Company's life insurance plan. In the absence of an effective beneficiary designation under said plan, any amount payable hereunder following the death of an Employee shall be paid to the Employee's estate.

     8.5  Right of Offset.  To the extent permitted by applicable law, the
          ---------------
Company may, in its sole discretion, apply any bonus payments otherwise due and payable under this Plan against any Employee loans outstanding to the Company or other debts of the Employee to the Company.

     8.6  Amendments, Termination, Etc.  The Board, upon the recommendation of
          ----------------------------
the Compensation Committee, may at any time amend, modify, suspend or terminate the Plan.

     8.7  Payments Due Minors or Incapacitated Persons.  If any person entitled
          --------------------------------------------
to a payment under the Plan is a minor, or if the Compensation Committee determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as an incompetent, the Compensation Committee shall have the power to cause the payment becoming due to such person to be made to another for his benefit, without responsibility of the Compensation Committee, the Company, or any other person or entity to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Compensation Committee, the Plan and the Company.

     8.8  Section Headings.  The Section headings are included herein only for
          ----------------
convenience, and they shall have no effect on the interpretation of the Plan.

     8.9  Severability.  If any article, section, subsection or specific
          ------------
provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

     8.10 No Right to Employment.  The establishment of this Plan shall not be
          ----------------------
deemed to confer upon any person any legal right to be employed by, or to be retained in the employ of, the Company or any Affiliated Entity, or to give any Employee or any person any right to receive any payment whatsoever, except as provided under this Plan. All Employees shall remain subject to discharge from employment to the same extent as if this Plan had never been adopted.

     8.11 Transferability.  Any bonus payable hereunder is personal to the
          ---------------
Employee and may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of except by will or by the laws of descent and distribution.

     8.12 Successors.  This Plan shall be binding upon and inure to the benefit
          ----------
of the Company, the Participating Employers and the Employees and their respective heirs, representatives and successors.

     8.13 Governing Law.  The Plan and all agreements hereunder shall be
          -------------
construed in accordance with and governed by the laws of the State of Colorado, unless superseded by federal law.

     Adopted as of January 1, 1999.


                                       NEWMONT MINING CORPORATION


                                       By: /s/ Timothy J. Schmitt
                                           ----------------------